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                                                                   Exhibit 99.1

SOURCE: GLOBALNET, INC.

JOINT PRESS RELEASE SECURITIES LAWSUIT DISMISSED

LOMBARD, Ill. and LOS ANGELES, Sept. 18 /PRNewswire/ -- GlobalNet, Inc. (Nasdaq:
GBNE - news) and Rubin Investment Group announced today that all claims and counterclaims asserted by the parties to the litigation contained in Dan Rubin d/b/a/ Rubin Investment Group v. GlobalNet, Inc. et al. filed in Federal District Court in Los Angeles, have been dismissed against all parties to the lawsuit. No money or other consideration was paid by any party as a part of the settlement.

In addition, GlobalNet and Rubin Investment Group apologize for and retract in their entirety the press releases that they issued on August 22, 2001 and August 20, 2001, and all allegations contained therein against all of the parties to the lawsuit.

For further information contact Pere Valles, Chief Financial Officer of GlobalNet, Inc., +1-630-652-1330, pvalles@gbne.net, Website: www.gbne.net; or Rubin Investment Group, +1-310-407-0100, corporate@rubininvestmentgroup.com


SOURCE: GLOBALNET, INC.